Exhibit 99.1

Autobytel Board Approves Increase in Stock Buy-Back Authorization to $3.0 Million

Irvine, California – September 17, 2014 – Autobytel Inc. (Nasdaq:  ABTL), pioneer of the automotive Internet and the company dedicated to connecting automotive consumers with dealers, announced today that its Board of Directors has approved an additional $1.0 million common stock repurchase program, increasing the total program to an aggregate of $3.0 million of common stock the company has been authorized to purchase.  Autobytel’s Board of Directors previously authorized the company to repurchase $2.0 million of its common stock on June 7, 2012.

The announcement of the increase of the repurchase authorization reflects the Board of Director's desire to continue to return value to stockholders and its confidence in the long-term growth prospects of the company's business.

Autobytel may repurchase shares of its common stock from time to time on the open market and/or in private transactions.  The company will fund any repurchases through the use of available cash.  The timing and actual number of shares repurchased will depend upon a variety of factors, including price, market conditions, release of quarterly and annual earnings and other legal, regulatory and corporate considerations at the company’s sole discretion..  The repurchase authorization does not obligate the company to repurchase any particular number of shares.  The authorization may be increased or otherwise modified, renewed, suspended or terminated by the company at any time, without prior notice.

Autobytel currently has approximately 9.0 million shares of common stock outstanding.

About Autobytel Inc.
Autobytel Inc. provides high quality consumer leads and associated marketing services to automotive dealers and manufacturers throughout the United States and offers consumers robust and original online automotive content to help them make informed car-buying decisions.  The company pioneered the automotive internet in 1995 with its flagship website www.autobytel.com and has since helped tens of millions of automotive consumers research vehicles; connected thousands of dealers nationwide with motivated car buyers; and helped every major automaker market its brand online. Investors and other interested parties can receive Autobytel news releases and invitations to special events by accessing the online registration form at investor.autobytel.com/alerts.cfm.

Forward-Looking Statements Disclaimer
The statements contained in this press release that are not historical facts are forward-looking statements under the federal and state securities laws. These forward-looking statements, including, but not limited to, the amount of shares authorized to be repurchased and the company's long-term growth prospects, are not guarantees of future performance and involve assumptions and risks and uncertainties that are difficult to predict.  Actual outcomes and results may differ materially from what is expressed in, or implied by, these forward-looking statements.  Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions; the financial condition of automobile manufacturers and dealers; disruptions in automobile production; changes in fuel prices; the economic impact of terrorist attacks, political revolutions or military actions; failure of our internet security measures; dealer attrition; pressure on dealer fees; increased or unexpected competition; the failure of new products and services to meet expectations; failure to retain key employees or attract and integrate new employees; actual costs and expenses exceeding charges taken by Autobytel; changes in laws and regulations; costs of legal matters, including, defending lawsuits and undertaking investigations and related matters; and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission (SEC). Investors are strongly encouraged to review the company's Annual Report on Form 10-K for the year ended December 31, 2013, as amended by Amendment No. 1 on Form 10-K/A, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect the business, operating results or financial condition of Autobytel and the market price of the company's stock.

For more information, contact:

Autobytel Inc.
Curtis E. DeWalt
SVP, Chief Financial Officer
949-437-4694
curtisd@autobytel.com

PondelWilkinson Inc.
Roger Pondel/Laurie Berman
310-279-5980
pwinvestor@pondel.com

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